Exhibit 5.1

October 1, 2010

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about October 1, 2010 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 4,371,575 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), that are subject to issuance by the Company (a) upon the exercise of stock options granted or to be granted under the Company’s 2010 Equity Incentive Plan (the “2010 EIP”), (b) pursuant to restricted stock awards, restricted stock units, stock bonuses or awards of performance shares to be awarded under the 2010 EIP, (c) upon the vesting of stock appreciation rights to be granted by the Company under the 2010 EIP, (ii) an aggregate of 168,627 shares of Common Stock that are subject to issuance by the Company upon the exercise of purchase rights granted or to be granted under the Company’s 2010 Employee Stock Purchase Plan (the “2010 ESPP”) and (iii) an aggregate of 6,179,854 shares of Common Stock that are subject to issuance upon exercise of stock options granted under the Company’s 2005 Stock Option/Stock Issuance Plan, which plan was terminated on September 30, 2010 and under which no further options will be granted (the “2005 Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	Your registration statement on Form S-1 (Registration No. 333-166135) filed with, and declared effective by, the Commission on September 27, 2010, together with the Exhibits filed as a part thereof, including without limitation, your Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 30, 2010 (the “Certificate of Incorporation”), Restated Bylaws effective September 30, 2010 (the “Bylaws”) and each of the 2005 Plan, the 2010 EIP and the 2010 ESPP, and related stock option grant or purchase and exercise agreements;

(2)	Your registration statement on Form 8-A (File No. 001-34885), filed with the Commission on September 24, 2010;

Amyris, Inc.

October 1, 2010

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	The prospectuses prepared in connection with the Registration Statement (each a “Prospectus”);

(5)	The minutes of meetings and actions by written consent of the incorporators, the stockholders and the Boards of Directors contained in the Company’s minute books and the minute books of Amyris Biotechnologies, a California corporation and predecessor of the Company (“Amyris California”) that are in our possession (collectively, the “Minute Books”);

(6)	The securities records for the Company that have been made available to us by the Company (consisting of a list of stockholders holding shares of capital stock issued by the Company and a list of option and warrant holders holding options and warrants for the purchase of the Company’s capital that was prepared by the Company and dated of even date herewith verifying the number of such issued and outstanding securities as of the date of this opinion letter); and

(7)	A Management Certificate addressed to us of even date herewith signed by the Company containing certain factual representations (the “Management Certificate”).

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Amyris, Inc.

October 1, 2010

Based upon the foregoing, it is our opinion that (i) the 4,371,575 shares of the Common Stock that are subject to issuance by the Company (a) upon the exercise of stock options granted or to be granted under the 2010 EIP, (b) pursuant to restricted stock awards, restricted stock units, stock bonuses or awards of performance shares to be awarded under the 2010 EIP, (c) upon the vesting of stock appreciation rights to be granted by the Company under the 2010 EIP, (ii) the 168,627 shares of Common Stock that are subject to issuance by the Company upon the exercise of purchase rights granted or to be granted under the 2010 ESPP and (iii) the 6,179,854 shares of Common Stock that are subject to issuance upon exercise of stock options granted under the 2005 Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP